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                                                                    EXHIBIT 23.2

The Board of Directors
PHP Healthcare Corporation

    We consent to the use of our reports on the consolidated financial statements for the year ended April 30, 1994 included in the Annual Report on Form 10-K for the fiscal year ended April 30, 1996 and in the January 11, 1996 Form 8-K of PHP Healthcare Corporation incorporated herein by reference and to the reference to our firm under the heading of "Independent Public Accountants" in the prospectus. Our report refers to a change in the method of accounting for income taxes.

                                          KPMG Peat Marwick LLP
Washington D.C.
April 29, 1997